SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
February 7, 2002
(Date of earliest event reported)

Commission File number 34-0-22164

RFS HOTEL INVESTORS, INC.
(exact name of registrant as specified in its charter)

Tennessee (State or other incorporation)	62-1534743 (I.R.S. Employer Identification Number)

850 Ridge Lake Boulevard, Suite 300,
Memphis, TN 38120
(901) 767-7005
(Address of principal executive offices
including zip code and telephone number)

     Indicate by check mark whether the Registrant (i) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (ii) has been subject to such filing requirements for the past 90 days.

[X] Yes                    No [    ]

     The number of shares of Registrant’s Common Stock, $.01 par value, outstanding on February 6, 2002 was 25,247,883.

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
PRESS RELEASE

Item 5. Other Events

On February 7, 2002, RFS Hotel Investors, Inc. issues a press release announcing that its operating partnership, RFS Partnership, L.P., intends to offer $125 million of senior notes.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press Release announcing that RFS Partnership, L.P. intends to offer $125 Million of senior notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RFS HOTEL INVESTORS, INC.

Dated as of February 7, 2002	By:	/s/ Dennis M. Craven Dennis M. Craven Its: Vice President & Chief Accounting Officer